Contact:

Carmen Bratter

Evan Smith, CFA / Erica Pettit

SFBC International, Inc.

Financial Dynamics

305-895-0304

212-850-5606 / 212-850-5614

SFBC International Reports Record Third Quarter 2005 Financial Results

Third Quarter 2005 Highlights:

•

Direct Revenue Increases 135% to $87.5 Million for the Quarter

•

Non-GAAP EPS of $0.52 per Fully Diluted Share Exceeds First Call Estimate by $0.03 and GAAP EPS Increases 41% to $0.48 per Fully Diluted Share

•

Company Maintains 2005 Revenue, EPS and Non-GAAP EPS Guidance

MIAMI – November 3, 2005 – SFBC International, Inc. (NASDAQ: SFCC), a provider of drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported financial results for the third quarter ended September 30, 2005.

Direct revenue for the third quarter of 2005 was $87.5 million, an increase of 135% compared to direct revenue for the third quarter of 2004 of $37.2 million. Total net revenue for the third quarter of 2005 was $109.9 million, which included reimbursed out-of-pocket expenses of $22.4 million, a 172% increase over the reported total net revenue of $40.4 million, which included reimbursed out-of-pocket expenses of $3.1 million, in the third quarter of 2004. After adjusting for the acquisitions of PharmaNet and Taylor Technology, direct revenue increased at an organic growth rate of approximately 30%. Earnings from operations for the third quarter of 2005 increased 64% to $12.6 million, representing a 14.4% operating margin on direct revenue, compared to $7.7 million for the third quarter of 2004, representing a 20.6% operating margin on direct revenue.

Net earnings on a GAAP basis for the third quarter of 2005 increased by 74% to $9.2 million, or $0.48 per fully diluted share, compared to net earnings of $5.3 million, or $0.34 per fully diluted share, in the third quarter of 2004. On a non-GAAP basis, net earnings for the third quarter increased by 80% to $10.0 million, or $0.52 per fully diluted share, compared to net earnings of $5.5 million, or $0.35 per fully diluted share, in the third quarter of 2004. Non-GAAP net earnings and EPS for the third quarter of 2005 and 2004, respectively, exclude non-cash expenses of $1,028,868 and $348,780 related to non-cash amortization of intangibles. SFBC believes this non-GAAP earnings information is a useful indicator of its underlying business performance.

RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP NET EARNINGS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
GAAP net earnings	9,162,217	5,270,800	$21,305,294	13,744,438
Amortization of acquisition-related intangible assets	1,028,868	348,780	3,066,385	969,400
Non-recurring charges related to financing	0	0	3,278,279	0
Tax effect of non-GAAP adjustment	(200,629)	(82,661)	(1,237,209)	(229,748)
Non-GAAP net earnings	9,990,456	5,536,919	26,412,749	14,484,090
Diluted Non-GAAP net earnings per share	$0.52	$0.35	$1.45	$0.92
Shares used in computing diluted non-GAAP net earnings per share	19,158,308	15,713,187	18,217,963	15,823,859

SFBC has recently discovered a clerical error in PharmaNet’s revenue recognition that overstated revenue and pre-tax earnings by $609,000 in the first quarter of 2005. As the result of continued fulfillment of the contract, the third quarter results include $609,000 in revenue, which offsets the first quarter error. As a result, there was no impact on revenue, pre-tax income or net income for the nine months ended September 20, 2005. This situation occurred because a PharmaNet employee made the error when entering the percentage of completion estimate for one specific contract with one client. To correct the error, the Company’s income statement for the first quarter 2005 will be adjusted to reflect a $609,000 reduction in revenue and pre-tax income. Revenue for the first quarter ended March 31, 2005 will be revised to $77.3 million from $77.9 million. GAAP diluted earnings per share will be revised to $0.30, or $0.03 lower than previously announced. SFBC will amend its Form 10-Q’s for the first quarter 2005 and for the first six months of 2005 to reflect the adjustments stated above. SFBC has implemented new control procedures to avoid the recurrence of this type of error in the future. Its management, Audit Committee and outside internal controls consultants are currently verifying the effectiveness of the new procedures.

Arnold Hantman, chief executive officer, stated, “We continue to see strong demand from branded and generic pharmaceutical and biotechnology clients for outsourced drug development services. Our results for the quarter represent the continued growth across both our early and late stage businesses. Our margins and effective tax rate for the quarter reflect the relative contribution, on a sequential basis, of our generic and late stage business, higher contribution from our foreign operations, and foreign currency loss, which resulted from a greater than anticipated fluctuation in foreign currency exchange. In addition, SFBC generated strong cash flow from operations for the quarter.”

Lisa Krinsky, M.D., chairman and president of SFBC International, stated, “We continue to focus on identifying the needs of our clients and positioning ourselves accordingly to provide the optimal support so that our clients have local access to our global network of resources. PharmaNet has recently opened new offices in Mumbai, India and Boston to support the growth of our late stage development services while SFBC Anapharm has added 36 additional beds at our Québec City facility to meet the needs of our generic drug clients. With these recent additions complete, we have more than 30 locations worldwide that provide early- and late-stage services.”

Mr. Hantman concluded, “We were fortunate that our facilities in Miami and Fort Myers sustained minimal damage due to Hurricane Wilma and are currently fully operational. Trials that were in-house at the time of the hurricane proceeded and are running close to schedule. As we previously stated, our focus was on the safety and welfare of our participants and employees and we provided many of them with meals, water, ice, shelter and fuel for days after the hurricane. The hurricane impacted our ability to start certain trials on schedule due to the inability of many participants to get to our Miami facility and we incurred additional expenses related to maintaining and operating the facility in the aftermath of the hurricane. We are continuing to focus on client satisfaction, our well-balanced offering of early and late stage services, and further expanding client relationships.”

Other Financial Information

At September 30, 2005, backlog was approximately $340.4 million compared with approximately $379.4 million at June 30, 2005 and the approximately $311.5 million at December 31, 2004. Backlog consists of anticipated direct revenue from letters of intent and contracts that either have not started but are anticipated to begin in the near future or are in process and have not been completed.

For the third quarter 2005, SFBC recorded direct revenues by geographic region of $47.9 million, or 55%, from U.S. operations and $39.6 million, or 45%, from foreign operations compared to $19.6 million, or 53%, from U.S. operations and $17.6 million, or 47%, from foreign operations during the third quarter of 2004. While SFBC had a foreign exchange loss of $1,456,206 in the third quarter 2005, the loss for the first nine months of 2005 was $561,759, because of the foreign exchange gain in the first six months. SFBC’s effective tax rate in the third quarter of 2005 was 14.8% compared to 27.6% in the third quarter of 2004.

Capital expenditures were approximately $4.6 million in the third quarter of 2005, most of which was attributable to leasehold improvements and equipment.

Fiscal 2005 Guidance

Based upon SFBC’s current business outlook, the interest for early and late stage outsourced clinical drug development services, and the Company’s current assessment of the impact of Hurricane Wilma, which include but are not limited to any delays incurred in trial starts and additional overtime and energy-related expenses for the Miami facility, SFBC is maintaining its revenue, EPS and non-GAAP EPS guidance for fiscal 2005. SFBC’s current guidance for fiscal 2005 is for approximately $325 million - $335 million in direct revenue, which excludes reimbursed out of pocket expenses; approximately $1.66 - $1.72 in GAAP EPS and approximately $1.96 – $2.02 in non-GAAP EPS. Non-GAAP EPS excludes non-cash expenses of approximately $0.17 per fully diluted share related to amortization of intangibles and $0.13 per fully diluted share related to one-time write-offs of deferred financing costs. A reconciliation of Non-GAAP EPS to GAAP EPS is provided in the chart below. SFBC believes this non-GAAP earnings information is a useful indicator of its underlying business performance.

SUMMARY OF GUIDANCE RELATED TO GAAP AND NON-GAAP EPS (a)

	Low	High
New GAAP EPS guidance	$1.66	$1.72
Add back: Non-cash amortization of intangibles	$0.17	$0.17
Add back: One-time write-offs of deferred financing costs in 2005	$0.13	$0.13
Non-GAAP EPS Guidance, which excludes non-cash expenses	$1.96	$2.02

(a) All line items are represented per fully diluted share and individual line items are each net of tax effect

Conference Call Information

SFBC will host a live conference call and listen-only Webcast to discuss its third quarter 2005 results at 10:00 a.m. Eastern Time on Thursday, November 3, 2005. To participate in the conference call, please dial (800) 275-3939 (United States) or (973) 409-9258 (international). A listen-only Webcast of the conference call will be available on SFBC’s website at www.sfbci.com.

For those unable to participate in the live conference call, there will be an audio replay available from November 3, 2005 at approximately 12:30 p.m. Eastern Time through November 17, 2005 at 11:59 p.m. Eastern Time, by dialing (877) 519-4471 (United States) or (973) 341-3080 (international) and entering the pass code: 6594264 for both telephone numbers. In addition, a replay of the live Webcast will also be available at www.sfbci.com approximately two hours after the live call ends through December 3, 2005 at 11:59 p.m. Eastern Time.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which exclude, among other items, amortization of intangible assets and other charges related to the acquisition of PharmaNet. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, and is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company’s website at www.sfbci.com.

About SFBC International, Inc.

SFBC International, Inc. provides early and late stage clinical drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies around the world. SFBC has more than 30 offices located in North America, Europe (including Central and Eastern Europe), South America, Asia, and Australia. In early clinical development services, SFBC specializes primarily in the areas of Phase I and early Phase II clinical trials and bioanalytical laboratory services, including early clinical pharmacology. SFBC also provides late stage clinical development services globally that focus on Phase II through IV clinical trials. SFBC also offers a range of complementary services, including data management and biostatistics, central laboratory services, medical and scientific affairs, regulatory affairs and submissions, and clinical IT solutions. Additional information is available on SFBC’s website at www.sfbci.com.

Forward-Looking Statements

The statements made in this press release relating to the strength of SFBC’s business, our guidance and the impact of Hurricane Wilma are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Additionally words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; SFBC’s ability to compete internationally in attracting clients in order to develop additional business; cancellation of contracts; SFBC’s clients’ ability to provide the drugs and medical devices used in its clinical trials; the national and international economic climate as it affects drug development operations; the future impact of foreign and U.S. currency prices; and the impact of Hurricane Wilma, including the ultimate costs associated with the hurricane and whether any contracts will be delayed beyond the end of the fourth quarter of 2005. Further information can be found in SFBC’s risk factors contained in the Form S-3 filed with the SEC earlier this year and other filings with the Securities and Exchange Commission.

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SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenue
Direct revenue	$87,507,026	$37,212,516	$247,192,129	$100,662,399
Reimbursed out-of-pockets	22,386,016	3,148,147	65,873,703	9,601,852
Total net revenue	109,893,042	40,360,663	313,065,832	110,264,251
Costs and expenses
Direct costs	49,013,908	18,724,664	138,557,114	51,032,364
Reimbursable out-of-pocket expenses	22,386,016	3,148,147	65,873,703	9,601,852
Selling, general and administrative expenses	25,873,824	10,816,253	72,063,359	30,701,248
Total costs and expenses	97,273,748	32,689,064	276,494,176	91,335,464
Earnings from operations	12,619,294	7,671,599	36,571,656	18,928,787
Other income (expense)
Interest income	140,309	401,775	694,641	767,873
Interest expense	(1,780,407)	(749,565)	(10,344,371)	(990,244)
Total other income (expense)	(1,640,098)	(347,790)	(9,649,730)	(222,371)
Earnings before income taxes	10,979,196	7,323,809	26,921,926	18,706,416
Income tax expense	1,624,389	2,020,821	5,249,777	4,735,382
Earnings before minority interest in joint venture	9,354,807	5,302,988	21,672,149	13,971,034
Minority interest in joint venture	192,590	32,188	366,855	226,596
Net earnings	$9,162,217	$5,270,800	$21,305,294	$13,744,438

Earnings per share:
Basic	$0.50	$0.35	$1.21	$0.91
Diluted	$0.48	$0.34	$1.17	$0.87
Shares used in computing earnings per share:
Basic	18,459,258	15,094,518	17,543,438	15,127,654
Diluted	19,158,308	15,713,187	18,217,963	15,823,859

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET INFORMATION

FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND DECEMBER 31, 2004

	(Unaudited) September 30, 2005	(Audited) December 31, 2004
ASSETS
Cash, equivalents, and investments in marketable securities	31,293,708	34,644,293
Accounts receivable	120,803,312	98,067,099
Total current assets	172,693,209	150,266,110

Fixed assets	69,127,767	63,906,271

Total assets	583,930,250	558,187,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	59,925,513	82,626,781

Total liabilities	277,309,205	385,771,783

Stockholders’ equity	306,621,045	172,415,327

Total liabilities and stockholders’ equity	583,930,250	558,187,110